Exhibit 5.1

12 December 2025	Our Ref: SF/AB/195644
Crescent Biopharma, Inc. c/o Walkers Corporate Limited 190 Elgin Avenue George Town Grand Cayman KY1-9008 Cayman Islands
Dear Ladies and Gentlemen
CRESCENT BIOPHARMA, INC.
We have acted as Cayman Islands legal advisers to Crescent Biopharma, Inc. (the "Company"), which, prior to its registration by way of continuation as an exempted company limited by shares under the Companies Act (as amended) of the Cayman Islands (the "Companies Act") on 16 June 2025 (the "Redomestication"), was a Delaware corporation incorporated under the laws of the State of Delaware (the "Prior Jurisdiction"). We have been asked to provide this legal opinion to you with regards to the laws of the Cayman Islands in connection with the registration by the Company under the United States Securities Act of 1933, as amended (the "Securities Act") and pursuant to the terms of the Registration Statement (as defined in Schedule 1), of:

1. 13,247,244 ordinary shares (the "Issued Ordinary Shares", and, immediately prior to the Redomestication, the securities from which such Issued Ordinary Shares were converted being referred to as the "Delaware Common Stock") with a nominal value of US$0.001 per share in the capital of the Company (the "Ordinary Shares");
2. 2,890 Series A Non-Voting Convertible Preferred Shares (the "Series A Preferred Shares", and, immediately prior to the Redomestication, the securities from which such Series A Preferred Shares were converted being referred to as the "Delaware Preferred Stock") with a nominal value of US$0.001 per share in the capital of the Company;
3.options to purchase 3,757,639 Ordinary Shares (the "Options", and, immediately prior to the Redomestication, the securities from which such Options were converted being referred to as the "Delaware Options");
4.restricted stock units with respect to 438,386 Ordinary Shares (the "RSUs", and, immediately prior to the Redomestication, the securities from which such RSUs were converted being referred to as the "Delaware RSUs");
5.pre-funded warrants to purchase 2,767,122 Ordinary Shares (the "Warrants", and, immediately prior to the Redomestication, the securities from which such Warrants were converted being referred to as the "Delaware Warrants");
6. 2,890,000 Ordinary Shares issuable upon conversion of the Series A Preferred Shares (the "Preferred Conversion Shares");

Walkers 190 Elgin Avenue, George Town Grand Cayman KY1-9001, Cayman Islands T +1 345 949 0100 F +1 345 949 7886 www.walkersglobal.com

Exhibit 5.1

7. 3,757,639 Ordinary Shares issuable upon exercise of the Options (the "Option Shares");
8. 438,386 Ordinary Shares issuable upon settlement of RSUs (the "RSU Shares"); and
9. 2,767,122 Ordinary Shares issuable upon exercise of the Warrants the ("Warrant Shares").
For purposes of giving this opinion, we have examined and relied upon the originals or copies of the documents listed in Schedule 1.
We are Cayman Islands Attorneys at Law and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date of this opinion. We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction.
Based upon the foregoing examinations and the assumptions and qualifications set out below, and having regard to legal considerations which we consider relevant, and under the laws of the Cayman Islands, we give the following opinion in relation to the matters set out below.
1The Company is an exempted company registered by way of continuation with limited liability, validly existing under the laws of the Cayman Islands and in good standing with the Registrar of Companies in the Cayman Islands (the "Registrar").
2The Issued Ordinary Shares and Series A Preferred Shares have been duly authorised by all necessary corporate action of the Company and are validly issued, fully paid and non-assessable (meaning that no additional sums may be levied on the holder thereof in respect of the shares by the Company).
3The Options, RSUs, and Warrants have been duly authorised by all necessary corporate action of the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms.
4The Preferred Conversion Shares, Option Shares, RSU Shares, and Warrant Shares (collectively, the "Convertible Ordinary Shares") to be issued upon the conversion of the Series A Preferred Shares, exercise of the Options, settlement of RSUs, and exercise of the Warrants, respectively, have been duly authorised by all necessary corporate action of the Company and upon the issue of such Convertible Ordinary Shares (by the entry of the name of the registered owner thereof in the Register of Members of the Company confirming that such Convertible Ordinary Shares have been issued and credited as fully paid) in the manner contemplated by the Registration Statement and the Exercisable Securities Documents (as each defined in Schedule 1), such Convertible Ordinary Shares will be validly issued, fully paid and non-assessable (meaning that no additional sums may be levied in respect of such Convertible Ordinary Shares on the holder thereof by the Company).
The foregoing opinion is given based on the following assumptions.

1.All necessary actions were taken under the applicable U.S. laws to authorise and permit the Redomestication, and any and all consents, approvals and authorisations from the applicable U.S. governmental and regulatory authorities required to authorise and permit the Redomestication were obtained.
2.The laws of the Prior Jurisdiction permitted the transfer out of the Company in the manner provided in Part 7 of the Companies Act and have been fully complied with.
3.No provision of any law or regulation applicable in the Prior Jurisdiction (or elsewhere) was breached by virtue of the transfer by way of continuation of the Company to the Cayman Islands.

Walkers 190 Elgin Avenue, George Town Grand Cayman KY1-9001, Cayman Islands T +1 345 949 0100 F +1 345 949 7886 www.walkersglobal.com

Exhibit 5.1

4.The Delaware Common Stock and the Delaware Preferred Stock issued and outstanding immediately prior to the Redomestication were duly authorised for issuance by the Company, and were validly issued, fully paid and non-assessable under applicable U.S. laws.
5.The Delaware Options, the Delaware RSUs and the Delaware Warrants issued and outstanding immediately prior to the Redomestication were duly authorised by the Company, and constituted the legal, valid and binding obligations of the Company under applicable U.S. laws.
6.The originals of all documents examined in connection with this opinion are authentic. The signatures, initials and seals on the Documents (as defined in Schedule 1) are genuine and are those of a person or persons given power to execute the Documents under the Resolutions (as defined in Schedule 1). All documents purporting to be sealed have been so sealed. All copies are complete and conform to their originals. The Documents conform in every material respect to the latest drafts of the same produced to us and, where provided in successive drafts, have been marked up to indicate all changes to such Documents.
7.The Memorandum and Articles of Association will be the memorandum and articles of association of the Company in effect at the time of the issue of the Convertible Ordinary Shares.
8.The Documents constitute or, when executed and delivered, will constitute the legal, valid and binding obligations of each of the parties thereto enforceable in accordance with their terms as a matter of the laws of all relevant jurisdictions (other than the Cayman Islands).
9.The choice of the laws of the jurisdiction selected to govern each of the Documents has been made in good faith and will be regarded as a valid and binding selection which will be upheld in the courts of that jurisdiction and all relevant jurisdictions (other than the Cayman Islands).
10.All authorisations, approvals, consents, licences and exemptions required by, and all filings and other steps required of each of the parties to the Documents outside the Cayman Islands to ensure the legality, validity and enforceability of the Documents have been or will be duly obtained, made or fulfilled and are and will remain in full force and effect and any conditions to which they are subject have been satisfied.
11.The Company Records (as defined in Schedule 1) are complete and accurate and all matters required by law and the Memorandum and Articles of Association to be recorded therein are completely and accurately so recorded.
12.The accuracy and completeness of all factual representations made in the Registration Statement and all other documents reviewed by us.
13.The Company will receive consideration in money or money's worth for each Convertible Ordinary Share at or prior to issuance, such price in any event not being less than the stated par or nominal value of each Convertible Ordinary Share.
14.On the date of issuance of the Convertible Ordinary Shares, the Company will have sufficient authorised and unissued share capital.
15.The Resolutions are and shall remain in full force and effect and have not been and have not been or will not be revoked or varied.
16.The Documents (as applicable) are within the capacity and power of, and has been or will be duly authorised, executed and delivered by, each of the parties thereto (other than the Company).
17.The Documents constitute or, when executed and delivered, will constitute the legal, valid and binding obligations of each of the parties thereto enforceable in accordance with its terms as a matter of the laws of all relevant jurisdictions (other than the Cayman Islands).

Walkers 190 Elgin Avenue, George Town Grand Cayman KY1-9001, Cayman Islands T +1 345 949 0100 F +1 345 949 7886 www.walkersglobal.com

Exhibit 5.1

18.All preconditions to the issue of the Convertible Ordinary Shares under the terms of the Exercisable Securities Documents (as defined in Schedule 1) will be satisfied or duly waived prior to the issue of the Convertible Ordinary Shares and there will be no breach of the terms of any of the Exercisable Securities Documents.
19.There are no provisions of the laws of any jurisdiction outside the Cayman Islands which would be contravened by the issuance and allotment of the Convertible Ordinary Shares and, insofar as any obligation expressed to be incurred under any of the Documents is to be performed in or is otherwise subject to the laws of any jurisdiction outside the Cayman Islands, its performance will not be illegal by virtue of the laws of that jurisdiction.
20.There is nothing under any law (other than the laws of the Cayman Islands) which would or might affect any of the opinions set forth above.
The opinions expressed above are subject to the following qualifications:
1.The term "enforceable" and its cognates as used in this opinion means that the obligations assumed by any party under the Documents are of a type which the courts of the Cayman Islands (the "Courts" and each a "Court") enforce. This does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:
(a)enforcement of obligations and the priority of obligations may be limited by bankruptcy, insolvency, liquidation, restructuring, reorganisation, readjustment of debts or moratorium and other laws of general application relating to or affecting the rights of creditors or by prescription or lapse of time;
(b)enforcement may be limited by general principles of equity and, in particular, the availability of certain equitable remedies such as injunction or specific performance of an obligation may be limited where a Court considers damages to be an adequate remedy;
(c)claims may become barred under statutes of limitation or may be or become subject to defences of set-off, counterclaim, estoppel and similar defences;
(d)where obligations are to be performed in a jurisdiction outside the Cayman Islands, they may not be enforceable in the Cayman Islands to the extent that performance would be illegal under the laws of, or contrary to the public policy of, that jurisdiction;
(e)a judgment of a Court may be required to be made in Cayman Islands dollars;
(f)to the extent that any provision of the Documents is adjudicated to be penal in nature, it will not be enforceable in the Courts; in particular, the enforceability of any provision of the Documents that is adjudicated to constitute a secondary obligation which imposes a detriment on the contract-breaker out of all proportion to any legitimate interest of the innocent party in the enforcement of the primary obligation may be limited;
(g)to the extent that the performance of any obligation arising under the Documents would be fraudulent or contrary to public policy, it will not be enforceable in the Courts;
(h)in the case of an insolvent liquidation of the Company, its liabilities are required to be translated into the functional currency of the Company (being the currency of the primary economic environment in which it operated as at the commencement of the liquidation) at the exchange rates prevailing on the date of commencement of the voluntary liquidation or the day on which the winding up order is made (as the case may be);
(i)a Court will not necessarily award costs in litigation in accordance with contractual provisions in this regard; and

Walkers 190 Elgin Avenue, George Town Grand Cayman KY1-9001, Cayman Islands T +1 345 949 0100 F +1 345 949 7886 www.walkersglobal.com

Exhibit 5.1

(j)the effectiveness of terms in the Documents excusing any party from a liability or duty otherwise owed or indemnifying that party from the consequences of incurring such liability or breaching such duty shall be construed in accordance with, and shall be limited by, applicable law, including generally applicable rules and principles of common law and equity.
2.We have relied upon the statements and representations of directors, officers and other representatives of the Company as to factual matters.
3.Our opinion as to good standing is based solely upon receipt of the Certificate of Good Standing (as defined in Schedule 1) issued by the Registrar. The Company shall be deemed to be in good standing under section 200A of the Companies Act on the date of issue of the certificate if all fees and penalties under the Companies Act have been paid and the Registrar has no knowledge that the Company is in default under the Companies Act.
This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. This opinion is given solely for your benefit and the benefit of your legal advisers acting in that capacity in relation to this transaction and may not be relied upon by any other person, other than persons entitled to rely upon it pursuant to the provisions of the Securities Act, without our prior written consent.
This opinion shall be construed in accordance with the laws of the Cayman Islands.
We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement and any amendments thereto.
Yours faithfully
/s/ Walkers
WALKERS (CAYMAN) LLP

Walkers 190 Elgin Avenue, George Town Grand Cayman KY1-9001, Cayman Islands T +1 345 949 0100 F +1 345 949 7886 www.walkersglobal.com

Exhibit 5.1

Schedule 1
LIST OF DOCUMENTS EXAMINED
1.The Certificate of Registration By Way of Continuation of the Company dated 16 June 2025, the Memorandum and Articles of Association of the Company adopted by special resolution on 5 June 2025 and effective as of 16 June 2025) (the "Memorandum and Articles of Association"), the Register of Members dated 27 October 2025 and each of the Register of Directors, Register of Officers and Register of Mortgages and Charges of the Company (together, the "Company Records").
2.The Cayman Online Registry Information System (CORIS), the Cayman Islands' General Registry's online database, searched on 11 December 2025.

3.A Certificate of Good Standing dated 1 December 2025 in respect of the Company issued by the Registrar (the "Certificate of Good Standing").
4.Copies of the executed written resolutions of the Board of Directors of the Company approving, among others, the entry into the Documents (together, the "Resolutions").
5.Copies of the following documents (the "Documents"):
(a)the Registration Statement on Form S-4 (No. 333-285035), initially filed by the Company with the United States Securities and Exchange Commission on 18 February 2025, and the amendments thereto, including the Post-Effective Amendment No. 1 (collectively, the "Registration Statement");
(k)the Certificate of Designation of Preferences, Rights and Limitations of Series A Non-Voting Convertible Preferred Shares dated 16 June 2025 (the "Certificate of Designation"); and
(l)copies of the Warrants and all agreements regarding the award of Options and RSUs (together with the Certificate of Designation, the "Exercisable Securities Documents").

Walkers 190 Elgin Avenue, George Town Grand Cayman KY1-9001, Cayman Islands T +1 345 949 0100 F +1 345 949 7886 www.walkersglobal.com